UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2010, Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc. (“Zoo Games”), a wholly-owned subsidiary of Zoo Entertainment, Inc. (the “Company”), entered into a First Amendment to Factoring and Security Agreement (the “WCS Amendment”) with Working Capital Solutions, Inc. (“WCS”).  The WCS Amendment amended that certain Factoring and Security Agreement (the “Factoring Agreement”), pursuant to which WCS agreed to utilize existing Zoo Publishing accounts receivable in order to provide working capital to fund all aspects of Zoo Publishing’s business operations, as set forth in that Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2009, which is incorporated herein by reference.  Pursuant to the WCS Amendment, the parties amended the Factoring Agreement to, among other things: (i) increase the maximum amount of funds available pursuant to the facility to $5,250,000;  and (ii) extend its term to a period initially ending on April 1, 2012, subject to automatic renewal for successive one year periods unless Zoo Publishing terminates the Factoring Agreement with written notice 90 days prior to the next anniversary of the date of the Factoring Agreement, or  unless  Zoo Publishing terminates the Factoring Agreement on a date other than an anniversary date with 30 days prior written notice. The foregoing description of the WCS Amendment does not purport to be complete and is qualified in its entirety by reference to the WCS Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On April 6, 2010, Zoo Publishing, Zoo Games, the Company and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a First Amendment to Master Purchase Order Assignment Agreement (the “Wells Fargo Amendment”), which amended that certain Amended and Restated Master Purchase Order Assignment Agreement, dated as of April 6, 2009 (the “Assignment Agreement”).   Pursuant to the Assignment Agreement, the Company agreed to assign purchase orders received from customers to Wells Fargo, and requested that Wells Fargo purchase the required materials to fulfill such purchase orders, as set forth in that Current Report on Form 8-K filed with the Commission on April 9, 2009, which is incorporated herein by reference.   Pursuant to the Wells Fargo Amendment, the parties amended the Assignment Agreement to, among other things: (i) increase the amount of funding available pursuant to the facility to $10,000,000; and (ii) extend its term until April 5, 2011, subject to automatic renewal for successive twelve month terms unless either party terminates the Assignment Agreement with written notice 30 days prior to the end of the initial term or any renewal term. In consideration for the extension, the Company paid to Wells Fargo an aggregate fee of $31,947.47.    The foregoing description of the Wells Fargo Amendment does not purport to be complete and is qualified in its entirety by reference to the Wells Fargo Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On April 1, 2010, the Company terminated that certain Amended and Restated Employment Agreement with Ryan Brant, dated as of September 1, 2008 (the “Employment Agreement”).  Ryan Brant is one of the founders of Zoo Games and until April 1, 2010, was the Director of Content Acquisition of Zoo Games. He was responsible for identifying new content available for publishing and distribution, as well as other business opportunities for Zoo Games, although his suggestions were informative only and did not determine strategy.

Simultaneously with the termination of the Employment Agreement, Zoo Publishing entered into a consulting agreement with Mr. Brant (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Brant will provide consulting services with respect to identifying new content available for publishing by Zoo Publishing or other opportunities consistent with the business of Zoo Publishing, and provide other services incidentally related thereto as requested by Zoo Publishing.  The Consulting Agreement is for an initial term ending on August 31, 2011, subject to automatic renewal for two additional one-year terms upon 60 days prior written notice by Zoo Publishing.  Mr. Brant is entitled to receive $25,000 per month during the term of the Consulting Agreement.  In the event Mr. Brant’s services are terminated due to death, he is entitled to receive any earned but unpaid fees through the end of the month of such termination.  If Mr. Brant’s services are terminated due to disability, Mr. Brant is entitled to receive any earned but unpaid fees through the end of the month of such termination, plus payments equal to twelve months of fees under the Consulting Agreement.  In the event Mr. Brant’s services are terminated by him for Good Reason, or by Zoo Publishing without Cause, each as defined in the Consulting Agreement, he is entitled to receive payments equal to twelve months of fees under the Consulting Agreement, plus, full acceleration of the vesting of all outstanding options to purchase shares of the Company’s common stock held by Mr. Brant, with the right to exercise such options until the earlier of the options’ termination date or the two year anniversary of Mr. Brant’s termination date. If Mr. Brant’s services are terminated by him without Good Reason or by Zoo Publishing without Cause, he is entitled to receive the fees earned through the date of termination. In addition, the Consulting Agreement provides that during the term of the Consulting Agreement and for a period of one year thereafter, Mr. Brant is prohibited from engaging in activities competitive with the Company’s business and from soliciting the employment of Zoo Publishing’s employees.

Mr. Brant spent nearly his entire professional career in the interactive entertainment software industry. He was one of the founders of Take-Two Interactive Software, Inc. (“Take-Two”), which under his leadership became one of the leading publicly traded companies in the industry. In June 2005, Mr. Brant and the Commission entered into a consent decree concerning revenue recognition issues at Take-Two. In connection with separate investigations conducted by the New York County District Attorney’s Office and the Commission concerning the backdating of stock options at Take-Two (the “Investigation”), Mr. Brant (1) pled guilty to falsifying business records in the first degree on February 14, 2007; and (2) entered into an additional Consent Judgment with the Commission on or about February 16, 2007. In connection with the Consent Judgment, Mr. Brant, among other things, agreed to a permanent bar from holding any control management positions in publicly traded companies.

Pursuant to the Consulting Agreement, Mr. Brant is subject to the same strict guidelines as were set forth in his Employment Agreement, which were approved by the boards of directors of Zoo Games and the Company, and are designed to ensure compliance with Mr. Brant’s agreement with the Commission. With respect to the Company or any of its subsidiaries (the “Group”), these guidelines, among other things, restrict Mr. Brant from (i) becoming a director or executive officer of any member of the Group; (ii) attending or participating in any board of directors meeting of any member of the Group; (iii) participating in any financial reporting functions or accounting decisions, (iv) working directly with the financial staff or regularly working in the principal headquarters, (v) having power to bind any member of the Group, (vi) having control over any policy making decisions. Adherence to these guidelines is monitored by the board of directors of Zoo Publishing and requires quarterly updates by the board of directors of Zoo Publishing to the Company’s board of directors regarding Mr. Brant’s activities as well as his and the Company’s compliance with such guidelines.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

10.1	First Amendment to Factoring and Security Agreement, by and between Zoo Publishing, Inc. and Working Capital Solutions, Inc., dated as of April 1, 2010.
10.2
First Amendment to Master Purchase Order Assignment Agreement, by and among Zoo Entertainment, Inc., Zoo Games, Inc., Zoo Publishing, Inc. and Wells Fargo Bank, National Association, dated as of April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2010

ZOO ENTERTAINMENT, INC.

By:	/s/ Mark Seremet
Name:	Mark Seremet
Title:	Chief Executive Officer and President